Exhibit 99.1

Lincare Holdings Inc. Announces Second Quarter and First Half 2011 Financial Results

Press Release Source: Lincare Holdings Inc. On Monday July 18, 2011, 4:30 pm

CLEARWATER, Fla., July 18, 2011 (GLOBE NEWSWIRE) — Lincare Holdings Inc. (Nasdaq:LNCR - News) today announced financial results for the three and six months ended June 30, 2011.

For the quarter ended June 30, 2011, net revenues were $449.0 million, a 7.3% increase over net revenues of $418.4 million for the second quarter of 2010. The Company estimates that the 7.3% increase in net revenues in the second quarter of 2011 was comprised of approximately 12.3% internal and acquisition growth offset by approximately 5.0% negative impact from $21.0 million of Medicare payment changes during the second quarter of 2011. The Medicare payment changes impacting the quarter include reductions in average payment rates for respiratory medications, the impact of new Medicare payment rates in the nine markets affected by the competitive bidding program, and the ongoing effect of Medicare oxygen customers reaching the 36-month rental payment cap. Net income for the quarter ended June 30, 2011, was $42.8 million, a 7.9% decrease compared with net income of $46.4 million for the second quarter of 2010. Diluted earnings per share were $0.45 for the quarter ended June 30, 2011, a 4.3% decrease compared with diluted earnings per share of $0.47 for the comparable prior year period.

Net revenues for the six months ended June 30, 2011, were $880.6 million, a 6.3% increase over net revenues of $828.4 million for the comparable period in 2010. The Company estimates that the 6.3% increase in net revenues in the first six months of 2011 was comprised of approximately 10.9% internal and acquisition growth offset by approximately 4.6% negative impact from $37.7 million of Medicare payment changes impacting the first six months of this year. Net income for the six months ended June 30, 2011, was $89.1 million, a 1.0% decrease compared with net income of $90.1 million for the first half of 2010. Diluted earnings per share were $0.94 for the six months ended June 30, 2011, a 2.0% increase over diluted earnings per share of $0.92 for the comparable period last year.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We made steady progress in the first half of 2011 in executing certain new strategic initiatives that will provide future expansion for our business. As described in our first quarter earnings release, we purchased a specialty pharmacy provider in February of this year and are pleased with the integration of that acquisition. We are seeing strong market demand for our anti-coagulation testing business, and are pleased to announce that we now have approximately 10,000 customers using this service. We have also completed acquisitions of companies that are contracted to provide home oxygen services in seven of nine competitive bidding markets and positive airway pressure therapy in eight of nine markets. We are awaiting final approval by the Centers for Medicare and Medicaid Services (CMS) of the assignment of those contracts.”

Lincare added 13 new operating centers in the second quarter derived from internal expansion. The total number of Lincare locations expanded to 1,106 as of June 30, 2011.

In addition to the ongoing effects of the Medicare payment changes in 2011, the Company incurred higher costs and expenses in the second quarter of 2011 compared with the first three months of this year. These include higher costs of goods sold of $18.1 million attributed to increases in specialty pharmacy drug volumes and other non-rental items, such as inhalation drugs and CPAP supplies, and increases in certain operating and other expenses attributable in part to the expansion of new strategic business lines.

Lincare generated $131.8 million of cash from operating activities during the first six months of 2011 and invested $57.7 million in net capital expenditures and $73.0 million in business acquisitions. The Company repurchased 1.7 million shares of its common stock for $50.0 million, with all repurchases occurring in the first quarter of 2011.

Common shares outstanding at June 30, 2011 were 94,773,075. As of June 30, 2011, total long term obligations, including current installments, were $532.8 million and cash and investments were $122.1 million.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of respiratory therapy and other services to patients in the home. The Company provides services and equipment to more than 790,000 customers in 48 states.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operation of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

LINCARE HOLDINGS INC. AND SUBSIDIARIES

Financial Summary

(In thousands, except share and per share data)

(Unaudited)

	For the three months ended
	June 30, 2011	June 30, 2010

Net revenues	$449,033	$418,366

Cost and expenses:
Costs of goods and services	142,300	113,589
Operating expenses	102,189	99,673
Selling, general and administrative expenses	85,495	84,280
Bad debt expense	8,981	6,275
Depreciation and amortization expense	29,987	29,397

Operating income	80,081	85,152

Interest expense, net	9,148	8,874

Income before income taxes	70,933	76,278

Income taxes	28,168	29,863

Net income	$42,765	$46,415

Basic earnings per common share	$0.46	$0.48

Diluted earnings per common share	$0.45	$0.47

Dividends declared per common share	$0.20	$0.20

Weighted average number of common shares outstanding	92,096,018	96,080,021

Weighted average number of common shares and common share equivalents outstanding	94,988,981	98,676,500

	For the six months ended
	June 30, 2011	June 30, 2010

Net revenues	$880,600	$828,406

Cost and expenses:
Costs of goods and services	266,509	224,515
Operating expenses	204,096	198,200
Selling, general and administrative expenses	168,374	168,331
Bad debt expense	17,612	12,426
Depreciation and amortization expense	59,304	58,923

Operating income	164,705	166,011

Interest expense, net	18,203	17,715

Income before income taxes	146,502	148,296

Income taxes	57,360	58,245

Net income	$89,142	$90,051

Basic earnings per common share	$0.96	$0.94

Diluted earnings per common share	$0.94	$0.92

Dividends declared per common share	$0.40	$0.20

Weighted average number of common shares outstanding	92,534,565	95,896,262

Weighted average number of common shares and common share equivalents outstanding	95,290,690	98,165,238

LINCARE HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2011	December 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$82,146	$164,203
Short-term investments	40,000	40,000
Restricted cash	0	345
Accounts receivable, net	233,409	186,001
Income tax receivable	2,460	9,443
Inventories	15,388	13,276
Prepaid and other current assets	7,499	3,542
Deferred income taxes	24,842	26,488

Total current assets	405,744	443,298

Property and equipment, net	337,036	338,778
Goodwill and Other Assets	1,368,388	1,265,755

Total assets	$2,111,168	$2,047,831

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current installments of long-term obligations	$21,230	$619
Accounts payable	56,728	64,078
Accrued expenses:
Compensation and benefits	31,815	39,500
Liability insurance	16,316	19,052
Other current liabilities	54,361	51,501

Total current liabilities	180,450	174,750

Long-term obligations, excluding current installments	511,564	494,271
Deferred income taxes and other taxes	404,305	381,061

Total liabilities	1,096,319	1,050,082

Commitments and contingencies

Stockholders’ equity:
Common stock	948	963
Additional paid-in capital	696,342	681,988
Retained earnings	317,559	314,798

Total stockholders’ equity	1,014,849	997,749

Total liabilities and stockholders’ equity	$2,111,168	$2,047,831

Contact:

Paul G. Gabos

(727) 530-7700